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                                                                  Exhibit 10.10

                                  SUPPLY AGREEMENT

     This Supply Agreement is made effective this 16th day of March, 2000 by and between Haemonetics Corporation, a corporation having its principal place of business at 400 Wood Road, Braintree, Massachusetts 02184 ("Haemonetics") and SeraCare, Inc., a corporation having its principal place of business at 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("SeraCare").

     WHEREAS, Haemonetics is in the process of obtaining approval from the Food and Drug Administration ("FDA") to manufacture pharmaceutical solutions, including 4% Sodium Citrate Solution, at its manufacturing facility in Union, South Carolina; and

     WHEREAS, SeraCare wishes to purchase from Haemonetics and Haemonetics wishes to sell to SeraCare 4% Sodium Citrate Solution, subject to the following terms and conditions.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE OF 4% SODIUM CITRATE SOLUTION

     Beginning at least by August 1, 2000 (unless the parties mutually agree to begin sooner), and for the term of the Agreement, SeraCare will purchase all of its requirements for 4% Sodium Citrate Solution from Haemonetics for use in its plasma collection centers except those that are operating under the SOPs of a fractionator. SeraCare may not resell the solutions purchased from Haemonetics to any third-parties. The price of the 4% Sodium Citrate Solution will be ninety-five (95) cents per 250 ml unit, which price shall remain fixed for the entire term of this Supply Agreement. This price does not include any applicable state, federal or local taxes, for which SeraCare remains responsible.

2.   TERM AND TERMINATION

     This Supply Agreement shall begin on the effective date above and shall terminate on August 1, 2003 unless earlier terminated for cause. In the event either party believes the other has breached this Agreement, it will notify the other party of the breach, in writing, and the other party shall have 60 days to cure the breach. If the breach remains uncured for 60 days, the non-breaching party may terminate the Agreement by providing written notice of termination to the breaching party. The provisions of paragraphs 6, 7, 8, and 9 herein shall survive termination of this Agreement for any reason.

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3.   PAYMENT AND SHIPPING TERMS

     Terms shall be net 45 days from date of invoice. Orders will be shipped FOB Destination. Haemonetics will pay door-to-door freight. SeraCare agrees to advise Haemonetics as soon as possible of any product damaged during shipping and will cooperate with Haemonetics in connection with any insurance or other claim resulting from any products damaged in shipping.

4.   ORDERS

     SeraCare estimates that the volume for 4% Sodium Citrate Solution shall be between 25,000 and 50,000 units per month. SeraCare shall submit non-binding rolling twelve month forecasts, updated quarterly. Orders and shipment details shall be transmitted by fax or telephone or submitted electronically to the attention of Customer Service, Commercial Plasma. All purchase orders shall be accompanied by SeraCare's customer number. In addition, purchase orders shall set forth (i) identification and quantity of solution ordered; (ii) shipping instructions including address delivery; and
(iii) delivery date. Minimum orders are not required.

5.   HAEMONETICS' WARRANTIES

     For the shelf life of the 4% Sodium Citrate Solution, Haemonetics warrants and represents that the 4% Sodium Citrate Solution, when shipped by Haemonetics, shall be free of defects in design, manufacture, workmanship and materials; shall conform to the specifications set forth in Exhibit A, including sterility requirements; and have been manufactured, packaged, and sold by Haemonetics in compliance with all applicable federal, state and local laws, rules and regulations. In the event that SeraCare informs Haemonetics that any 4% Sodium Citrate Solution does not conform to these warranties and specifications, Haemonetics shall, at its sole option and expense, repair or replace any and all 4% Sodium Citrate Solutions which SeraCare gives notice are defective or which otherwise fail to comply with the requirements of this Agreement, provided however that the product has not been mishandled, misused, mis-stored or otherwise treated improperly by SeraCare. In the event of any product recall, Haemonetics shall initiate all such recalls and shall reimburse SeraCare for shipping and product replacement costs incurred by SeraCare as a direct result of the recall.

     SeraCare may, at periodic intervals, audit Haemonetics' Union, South Carolina manufacturing facility to determine its compliance with this Agreement and with FDA current good manufacturing process ("cGMP") requirements. For the purpose of this quality audit, Haemonetics shall grant SeraCare's authorized personnel reasonable access, during normal business hours on reasonable notice, to its Union, South Carolina manufacturing, warehousing, packaging and laboratory areas, as well as reasonable access to documentation and reference materials during any such audits.


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     SeraCare shall notify Haemonetics of any quality problems with the 4%
Sodium Citrate Solution as soon as practicable after SeraCare learns of such problems. At Haemonetics' request, SeraCare will co-operate in the investigation of any query or complaint concerning the 4% Sodium Citrate Solution.

6.   LIMIT OF LIABILITY

     Haemonetics shall not incur any liability or obligation for damages of any nature whatsoever to SeraCare or to any other person or entity claiming through SeraCare or to any customer of SeraCare with respect to any 4% Sodium Citrate Solution improperly shipped, stored, subjected to accident, damage, misuse or abnormal, unusual or improper operating conditions or conditions not made known or contemplated by Haemonetics at the time of this Agreement, or applied or used for a purpose other than or at variance in any degree from that for which designed, or used in any manner or degree beyond its proper capacity or contrary to manufacturer instructions.

     The uses and applications to which the 4% Sodium Citrate Solution may be applied, and the results obtained from the 4% Sodium Citrate Solution, shall be the sole responsibility of SeraCare, and Haemonetics expressly disclaims responsibility for the use by SeraCare of the 4% Sodium Citrate Solution. Safe and effective use of the 4% Sodium Citrate Solution should be undertaken only by trained personnel over whom Haemonetics has no control and for whose actions Haemonetics shall not be responsible, either to third parties or to SeraCare.

     THE WARRANTIES IN THIS AGREEMENT BY HAEMONETICS ARE EXCLUSIVE AND ALL OTHER WARRANTIES, DIRECT OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR, OR OBLIGATED TO ALLOW CLAIMS FOR, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER DAMAGES OR EXPENSES OF ANY KIND WHATSOEVER.

7.   CONFIDENTIAL INFORMATION

     Each party shall maintain in strict confidence and not disclose to any other person or entity, except for its own employees having a "need to know" in connection with such party's efforts hereunder, the existence of this Agreement or the terms or subject matter hereof, except as may be required by law or regulation or except as may be mutually agreed by the parties.

     Each party shall maintain in strict confidence the confidential or proprietary information of the other party provided hereunder, so long as such written proprietary or confidential information is marked as such and such orally disclosed information is identified as such or any such disclosed information is reasonably understood to be confidential or proprietary. Each party shall use proprietary information of the other party solely in connection with its proper performance hereunder and shall make no other

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use thereof of any nature whatsoever, whether during or after the term hereof. Each party may disclose such proprietary information of the other party solely to its own employees having a "need to know" in connection with its proper performance hereunder who have been advised of the proprietary nature of such information, and shall make no other disclosure of such information of any nature whatsoever, whether during or after the term hereof.

          The parties agree that the obligations of confidentiality do not apply to information that is:

               (a) in the public domain (provided that information in the public domain has not or does not enter the public domain as the result of disclosure by the receiving party; or

               (b) known to the receiving party prior to the disclosure by the other party; or

               (c) available to a party on a non-confidential basis from a source other than the disclosing party, which source was under no obligation of confidentiality; or

               (d) information that was independently developed, as evidenced by written records, by the receiving party.

8.        NOTICES

          Any notice required to be sent by one party to the other and any request by either party pursuant to the terms of this Agreement shall be in writing, duly delivered to the other party in person or sent by telegram, telex or facsimile transmission or sent by registered or certified mail, as follows:

          If to Haemonetics, to:
                         Tom Lawlor, VP, Commercial Plasma Division
                         Haemonetics Corporation
                         400 Wood Road
                         Braintree, Massachusetts 02184

                    cc: Lisa Lopez, Senior VP and General Counsel Haemonetics Corporation
                         400 Wood Road
                         Braintree, Massachusetts 02184


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          If to SeraCare, to:
                         Barry Plost, CEO
                         SeraCare, Inc.
                         1925 Century Park Plaza East, Suite 1970
                         Los Angeles, California 90067

9.        CHOICE OF LAW

          This Agreement shall be governed as to interpretation, validity, effect, enforceability and all other substantive or procedural matters by the laws of the Commonwealth of Massachusetts.

10.       FORCE MAJEURE

          Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other party if such failure is caused by any cause beyond the reasonable control of such nonperforming party, including, but not limited to, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble or a national health emergency.

11.       HEADINGS

          All paragraph headings are for convenience only and are in no way to be construed to be part of this Agreement.

12.       ASSIGNMENT

          This Agreement may not be assigned by either party without the other party's express prior written consent. Nothing herein shall be understood to prevent or impair Haemonetics' right to satisfy its obligations to make the 4% Sodium Citrate Solution available by purchasing it from a third party, as provided in this Agreement.

13.       NO WAIVER OR INVALIDITY

          None of the terms of this Agreement shall be deemed to be waived by any party unless such waiver is in writing duly executed by the party to be charged with such waiver and such writing recites specifically that it is a waiver of the terms of this Agreement. The waiver by either party of any breach of any Agreement, warranty or covenant contained in this Agreement shall not be construed to act as a waiver of any subsequent breach. The failure or delay of either party to exercise any right, power or remedy shall not operate as a waiver thereof, and all rights, powers and remedies shall continue in full force and effect. All rights, powers and remedies of both parties provided for in this Agreement are cumulative and non-exclusive, except as otherwise expressly provided. Unenforceability or invalidity of any one or more provision hereof shall not render any other provision herein contained unenforceable or invalid.


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14.       ENTIRE AGREEMENT AND AMENDMENT

          Haemonetics and SeraCare are parties to an Equipment and Supply Agreement dated March 12, 1998, pursuant to which SeraCare must purchase certain plasmapheresis disposable products from Haemonetics and nothing herein is intended to modify, supersede, or in any way affect the Equipment and Supply Agreement, which shall remain in effect according to its terms. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties relating to the subject matter herein and supersedes all prior proposals, understandings, course of conduct and writings by and between the parties and relating to the subject matter herein. None of the terms of this Agreement shall be deemed to be amended, including by any future purchase orders, unless such amendment is in writing and duly executed by all parties to this Agreement and such writing specifically states that it is an amendment to this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed and delivered by their respective duly authorized officers on the day and year first above written.


SERACARE, INC.


By        /s/ Barry Plost  3/16/01
          ------------------------
          Barry Plost

Title:    Chief Executive Officer


HAEMONETICS CORPORATION


By        /s/ Tom Lawlor  3/16/00
          -----------------------
          Tom Lawlor

Title:    Vice President, Commercial Plasma


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